RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            U.S.B. HOLDING CO., INC.

                            Under Section 245 of the
                        Delaware General Corporation Law

      U.S.B. Holding Co., Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            1. The present name of the Corporation is U.S.B. Holding Co., Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is July 6, 1982.

            2. The provisions of the certificate of incorporation as heretofore amended and/or supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of U.S.B. Holding Co., Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

            3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            U.S.B. HOLDING CO., INC.

                          ----------------------------

      1. Name. The name of the corporation is U.S.B. Holding Co., Inc. (hereinafter called the "Corporation").

      2. Address Registered Agent. The address, including street, number, city and county, of the Corporation's registered office in this State is 1209 Orange Street, Wilmington, County of New Castle, Delaware; and its registered agent at such address is The Corporation Trust Company.

      3. Purpose. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 7,100,000 shares, consisting of 7,000,000 shares of Common Stock having a par value of $5.00 per share and 100,000 shares of Preferred Stock without par value.

      The Board of Directors is authorized, by resolution or resolutions, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:


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

            (a) The number of shares constituting that series and the distinctive designation of that series;

            (b) The dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, and, if so, the terms of such voting rights;

            (d) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (e) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

            (f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

            (g) Any other powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of that series. Dividends on outstanding Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period. No shares of Preferred Stock


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

      shall be convertible into shares of Common Stock or other securities of the Corporation.

      5. Board of Directors

            Section 1. Number, election and terms. The Board of Directors of the Corporation shall consist of that number of directors, to be fixed by, or in the manner provided in, the Bylaws, and such number of directors so fixed in such Bylaws may be changed only by receiving the affirmative vote of (i) the holders of at least 75% of all the shares of the Corporation then entitled to vote on such change or (ii) a majority of the directors in office at the time of vote. In the election of directors at the 1985 Annual Meeting of Shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual meeting of Shareholders, the term of office of the second class to expire at the 1987 Annual Meeting of Shareholders, and the term of office of the third class to expire at the 1988 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

            Section 2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the


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

      Annual Meeting of Shareholders at which the term of the class to which they have been elected expires.

            Section 3. Removal. At a meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time, without cause, but only by the affirmative vote of the holders of at least 80% of the shares of the Corporation then entitled to vote in an election of directors. At a meeting of stockholders called expressly for that purpose, a director may be removed by the stockholders for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors.

            Section 4. Amendment, repeal etc. Notwithstanding anything contained in Delaware corporate law or these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation then entitled to vote in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 5.

      6. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) adopt, amend or appeal the by-laws of the Corporation; provided, that any by-laws adopted, amended or repealed by the Board of Directors may be amended repealed, and any by-laws may be adopted, amended, or repealed by the stockholders of the Corporation.

      7. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within


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

the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      8. Approval of Certain Business Combinations. The approval of any Business Combination shall, in addition to any affirmative vote required by law, require the affirmative vote of the holders of not less than eighty percent (80%) of the common shares of the Corporation then entitled to vote generally in the election of directors of the Corporation; provided, however, that any such Business Combination may be approved on the affirmative vote required by law if such Business Combination is approved by not less than sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors of the Corporation. As used herein the term "Business Combination" shall mean:


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

            (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Substantial Shareholder or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder regardless of which entity survives;

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation, or both;

            (iii) the adoption of any plan or proposal for the liquidation of the Corporation proposed by or on behalf of a Substantial Shareholder; or

            (iv) any transaction involving the Corporation or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the Corporation or any of its subsidiaries, or any merger or consolidation of the Corporation with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner.

      As used herein, the term "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as such terms were defined as of May 22, 1984, in Rule 12b-2 under the Securities Exchange Act of 1934), is the "Beneficial Owner" (as determined in accordance with the criteria set forth as of May 22, 1984 under Rule 13d-3 under the Securities Exchange Act of 1934) in the


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

aggregate of more than five percent (5%) of the outstanding shares of the Corporation entitled to vote generally in an election of directors; and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding anything contained in Delaware corporate law or these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares of the Corporation then entitled to vote in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 8.

      9. Limitation of Director's Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for or with respect to any act or omission occurring prior to the effective date of the Amendment adding this Article to the Certificate of Incorporation. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."


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

      IN WITNESS WHEREOF, this Restated Certificate has been signed on this 26th day of March, 1997, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Restated Certificate is the act and deed of the Corporation and that the facts stated herein are true.


                                           _________________________
                                           Michael H. Fury
                                           Secretary

                                                                       EXHIBIT A

                           DIRECTOR STOCK OPTION PLAN

      1. Purpose. The purpose of this Director Stock Option Plan (the "Plan") of U.S.B. Holding Co., Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

      2. Administration. The Board of Directors shall supervise and administer the Plan. Grants of stock options granted shall be automatic in accordance with
Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

      3. Participation in the Plan. Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

      4. Stock Subject to the Plan. (a) The maximum number of shares which may be issued under the Plan shall be Fifty Thousand (50,000) shares of the Company's Common Stock, par value $l0.00 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

      (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised price of such option shall again become available for grant pursuant to the Plan.

      (c) All options granted under the Plan shall be non-statutory options entitled to special tax treatment under section 422A of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time.

      5. Terms, Conditions and Form of Options. Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

            (a) Option Grant Dates. An option shall be granted automatically to each eligible director at the close of business on the date the Plan is approved by the stockholders of the Company. Thereafter, an option shall be granted automatically to each eligible director effective as of the close of each annual meeting of stockholders of the Company (i) at which such individual is elected a director or (ii) following which such individual will continue to serve as a director as a member of a continuing class of directors.

            (b) Shares Subject to Option. Each option granted under the Plan shall be exercisable, in whole or in part, for Seven Hundred (700) shares of Common Stock, subject to adjustment as provided in Section 9 of the Plan.


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

            (c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal not less than l00% of the fair market value of the Common Stock on the date an option is granted nor less than the par value of the Common Stock, whichever is greater. The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the mean between the highest and lowest quoted selling prices of the Common Stock on such day (or last day of trade prior to such day if not traded on such day) as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is subject to quotation on the National Association of Securities Dealers Automated Quotations System, the mean between the highest independent bid and the lowest independent asked prices for the Common Stock on such day (or the last day quoted prior to such day if not quoted on such day) on such system, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not subject to quotation on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked prices for the Common Stock on such day (or the last day quoted prior to such day if not quoted on such day) as reported by National Quotation Bureau Incorporated or a similar organization, or (d) if none of the above is applicable, fair market value will be determined by the Board of Directors.

            (d) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein maybe transferred, assigned, pledged, or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

            (e) Exercise Period. Except as otherwise provided in this Plan, no option may be exercised prior to the first anniversary of the date of grant of such option. provided that, subject to the provisions of Section 5 (f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten (10) years and one day from the date of grant.

            (f) Exercise Period Upon Death or Disability. Notwithstanding the provisions of Section 5 (e), any option granted under the Plan may be exercised in full by an optionee who becomes disabled while acting as a full director of the Company, or may be exercised in full upon the death of such optionee while a director of the Company or within three months after he ceases to serve as a director of the Company, by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5 (h), in each case within the period of one year after the date of the optionee ceases to be such a director by reason of such death or disability: provided, that no option shall be exercisable after the expiration of ten (10) years and one day from the date of grant.

            (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office specifying the number of shares as to which the Option is being exercised, accompanied by payment in cash of the full consideration for the shares as to which they are exercised.


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

            (h) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

      6. Assignments. The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

      7. Time for Granting Options. All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company's stockholders.

      8. Limitation of Rights.

      (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

      (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certification is issued.

      9. Changes in Common Stock. (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.


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

      (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provided that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

      10. Amendment of the Plan. The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan; and provided further, however, that in no case may the Plan be amended more than once every six months regarding which directors may receive grants of options, the timing of the grants for all participants, and the amount of options to be granted to individual participants.

      12. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.


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